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                                                                    Exhibit 23.3


                 [Letterhead of Goodwin, Procter & Hoar LLP]



                              December 15, 1997


Wellsford Real Properties, Inc.
610 Fifth Avenue, 7th Floor
New York, New York 10020

Ladies and Gentlemen:

    Reference is hereby made to the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, filed on December 15, 1997 by Wellsford Real Properties, Inc. (the "Company") relating to the issuance of the Company's common stock, par value $.01 per share, in connection with the merger of Wellsford Capital Corporation, a wholly-owned subsidiary of the Company, with and into Value Property Trust.

    We hereby consent to the filing of this consent as part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                       Very truly yours,


                                       GOODWIN, PROCTOR & HOAR LLP